SUB-ITEM 77D

         MFS High Income Fund (the "Fund"), a series of MFS Series Trust III, added disclosure to its "Principal Investment Policy" section in the Funds' prospectus. The disclosure that was added clarifies that the Fund "focuses on Bonds issued by companies our analysts believe have solid or improving credit fundamentals." The Fund also added disclosure to its "Principal Risks of an Investment" pertaining to credit risks. A description of each disclosure is described in the prospectus contained in the Post-Effective Amendment No. 36 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission on May 28, 2004, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

         MFS High Yield Opportunities Fund (the "Fund"), a series of MFS Series Trust III, added disclosure to its "Principal Investment Policy"
         section in the Funds' prospectus. The disclosure that was added clarifies that the Fund "focuses on securities of issuers our analysts believe have solid or improving credit fundamentals." The Fund also added disclosure to its "Principal Risks of an Investment" pertaining to credit risks. A description of each disclosure is described in the prospectus contained in the Post-Effective Amendment No. 36 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission on May 28, 2004, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

         MFS Municipal High Income Fund (the "Fund"), a series of MFS Series Trust III, added disclosure to its "Principal Risks of an Investment"
         section in the Funds' prospectus. The disclosure that was added pertains to general obligations and revenue obligations risk as well as municipal lease obligations risks. A description of each disclosure is described in the prospectus contained in the Post-Effective Amendment No. 36 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission on May 28, 2004, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.